Exhibit 10.1
NOTE AND WARRANT PURCHASE AGREEMENT
THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”), is made as of May 15, 2022 by and among Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”) and the investors listed on the signature page hereto (each a “Purchaser” and collectively, the “Purchasers”).
RECITALS
A.    The Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and conditions stated in this Agreement (i) up to $33,750,000 aggregate principal amount of 10.00% unsecured convertible promissory notes (the “Notes”) and (ii) warrants (the “Warrants”) representing the right to purchase up to 6,318,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Company at an exercise price set forth in the Warrant Agreement (as defined below), on the terms and subject to the conditions set forth in this Agreement and, in the case of the Warrants, the Warrant Agreement.
B.    The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below) and Rule 506(b) of Regulation D promulgated thereunder.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Purchased Interests (as defined below) as set forth herein.
1.Purchase and Sale of Notes and Warrants.
1.1Sale and Issuance of Notes and Warrants. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing the Notes and the Warrants at the purchase price set forth opposite each Purchaser’s name on the signature page hereto (the “Purchase Price”). The Notes and Warrants issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Purchased Interests.” For the avoidance of doubt, no Purchaser shall be liable for any obligations of any other Purchaser.
1.2Closing; Delivery.
(a)The purchase and sale of the Purchased Interests shall take place remotely via the exchange of documents and signatures on such date and at such time as the Company and the Purchasers mutually agree, orally or in writing (which time and place are designated as the “Closing”).
(b)Following the Closing, the Company shall deliver to each Purchaser the Purchased Interests being purchased by such Purchaser at Closing upon receipt of payment of the Purchase Price therefor, to be received at 9:00 AM ET on the business day following the Closing by wire transfer to the Company’s corporate bank account utilizing the wire instructions separately provided to the Purchasers in writing by the Company.
1.3Use of Proceeds. The Company will use the proceeds from the sale of the Purchased Interests for general corporate purposes.

1.4Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(b)“Certificate of Designation” means that certain Certificate of Designation of the Series C Preferred Stock of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Common Conversion Shares” mean shares of Class A Common Stock into which the Preferred Conversion Shares may be convertible pursuant to the terms of the Series C Preferred Stock.
(e)“Company SEC Filings” mean the Company’s forms, registration statements, reports, schedules and statements filed or furnished by it under the Exchange Act or the Securities Act with the SEC, and (ii) the draft, dated as of May 11, 2022, of the Company’s Form 10-Q for the quarter ended March 31, 2022 that was provided to each Purchaser.
(f)“Conversion Shares” mean the Preferred Conversion Shares, the Common Conversion Shares and Note Conversion Shares.
(g)“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge, after reasonable investigation, of its Chief Executive Officer and Chief Financial Officer.
(h)“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company and OpCo, taken as a whole.
(i)“Note” means that certain unsecured 10.0% Convertible Note due May 15, 2024, by and between the Company and each Purchaser, in the form of Exhibit A attached to this Agreement.
(j)“Note Conversion Shares” mean shares of Class A Common Stock which may be payable pursuant to the terms of the Note.
(k)“OpCo” means Stronghold Digital Mining Holdings, LLC, a Delaware limited liability company.
(l)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(m)“Preferred Conversion Shares” mean shares of Series C Preferred Stock into which the Notes may be convertible pursuant to the terms of the Note.
(n)“Purchaser” has the meaning ascribed to such term in the preamble.
(o)“SEC” means the United States Securities and Exchange Commission.

(p)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(q)“Series C Preferred Stock” means the Series C Convertible Redeemable Preferred Stock that may be received upon conversion of the Note in accordance with the terms therein.
(r)“Subsidiary” means any Person with respect to which a specified Person owns a majority of the common stock or other equity securities or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other governing body, any limited partnership with respect to which any Person serves as the general partner with the power and authority to manage the day-to-day business and affairs of the limited partnership, or any limited liability company with respect to which any Person serves as the managing member with the power and authority to manage the day-to-day business and affairs of the limited liability company.
(s)“Transaction Agreements” means this Agreement (and all exhibits thereto), the Note and the Warrant Agreement.
(t)“Warrant Agreement” means that certain warrant agreement, including the form of warrant attached thereto, by and between the Company and the holders thereto, dated as of the date of the Closing, in the form of Exhibit B attached to this Agreement.
(u)“Warrant Shares” means the shares of Class A Common Stock issuable upon the exercise of the Warrants in accordance with the Warrant Agreement.
2.Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated.
2.1Capitalization. The Company has the authorized capitalization as set forth in the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company SEC Filings. Except as described in the Company SEC Filings or otherwise disclosed to the Purchasers, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and, except as otherwise disclosed in the Company SEC Filings, all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party.
2.2Organization, Good Standing, Corporate Power and Qualification. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity as applicable in good standing (or its equivalent) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which each is engaged as described in the Company SEC Filings, except where the failure to so qualify or have such power or authority would not reasonably be expected to have a Material Adverse Effect on the business, properties, financial condition, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole or the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, this Agreement.

2.3Absence of Breach or Violation.
(a)The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict or result in a breach of or violation of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the assets or properties of the Company or any of its Subsidiaries is subject, the result of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Certificate of Incorporation or the Amended and Restated Bylaws of the Company or similar organizational documents of any of its Subsidiaries (“organizational documents”) or (ii) any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (each, a “Law”), except, with respect to (ii) above, for any such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Except as disclosed in the Company SEC Filings, neither the Company nor any of its Subsidiaries is in violation of its organizational documents, as applicable, or in default (nor has any event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound or affected and none of the Company or any of its Subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation applicable to the business or properties of any of the Company or any of its Subsidiaries, except for such violations or defaults which do not, individually or in the aggregate, have a Material Adverse Effect.
2.4Authorization. The Company has the full legal right, power and authority to execute and deliver, and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and when executed and delivered, assuming due authorization, execution and delivery by each Purchaser, constitutes and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).
2.5Valid Issuance of Notes and Conversion Shares.
(a)The Notes have been duly authorized and, when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Notes by the Company is not subject to preemptive or other similar rights (whether arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise).
(b)When the Notes are delivered and paid for in accordance with this Agreement, such Notes may, in accordance with the provisions of the Note, (i) be convertible into the Preferred Conversion Shares, and the Preferred Conversion Shares may, in accordance with the provisions to be set forth in the Certificate of Designation, be convertible into the Common Conversion Shares and (ii) be payable in Note Conversion Shares. The maximum number of shares of Preferred Conversion Shares, Common Conversion Shares or Note Conversion Shares initially issuable upon conversion of the Notes have been or will be duly authorized and reserved for issuance upon such conversion. When the Preferred Conversion Shares, if any, have been issued upon conversion of the Notes in accordance with the Note, the Preferred Conversion Shares will be validly issued and outstanding, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim. When the Common Conversion Shares, if any, have been issued upon conversion of the Preferred Conversion Shares in accordance with the terms of the Certificate of Designation, the Common Conversion Shares will be validly issued and outstanding, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim. When the Note Conversion Shares, if any, have been issued in accordance with the terms of the Note, the Note Conversion Shares will be validly issued and outstanding, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim. The issuance and sale of the Conversion Shares by the Company is not subject to preemptive or other similar rights (whether arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise).
2.6Valid Issuance of Warrants and Warrant Shares. The Warrants have been duly authorized and, when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement, will be validly issued and constitute binding obligation of the Company. The Warrant Shares have been duly authorized and, when issued and duly delivered by the Company against payment as contemplated in the Warrant Agreement, will be validly issued and outstanding, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim. The issuance and sale of the Warrants and Warrant Shares by the Company is not subject to preemptive or other similar rights (whether arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise). The maximum number of Warrant Shares initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise.
2.7Valid Issuance of Capital Stock. All issued and outstanding shares of capital stock of the Company outstanding prior to the issuance of the Purchased Interests are validly issued, fully paid and non-assessable and were issued in compliance in all material respects with United States federal and applicable state securities laws.
2.8Governmental Consents and Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein and in the Transaction Agreements, and its sale and delivery of the Purchased Interests, and the compliance by the Company with its obligations hereunder, other than (a) such as have been obtained or made, or will have been obtained or made at the Closing under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), (b) such approvals or notifications in connection with the listing of the Common Conversion Shares, Note Conversion Shares and Warrant Shares on the Nasdaq Global Market (“Nasdaq”), (c) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Purchased Interests are being offered by the Company or by the rules of FINRA, or (d) state filings required under the Delaware General Corporation Law.
2.9Permits. Each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals (the “Permits”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses as described in the Company SEC Filings, except to the extent that any failure to have any such Permits, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of the Subsidiaries is not in compliance with, or is in violation of, in default under, or has received any notice regarding a possible violation, default, modification or revocation of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which, individually or in the aggregate, would result in a Material Adverse Effect.
2.10Litigation. Except as described in the Company SEC Filings or otherwise disclosed to the Purchasers, there are no actions, suits, proceedings, inquiries or investigations pending or,

to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which, individually or in the aggregate, would be reasonably likely to result in a judgment, decree, award or order having a Material Adverse Effect.
2.11Financial Statements. The Company’s financial statements, together with the related notes and schedules thereto, fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved except as may be set forth in the related notes. The financial statements, together with the related notes and schedules, comply as to form in all material respects with Regulation S-X under the Exchange Act.
2.12Independent Registered Public Accounting Firm. Urish Popeck & Co., LLC, whose reports on the consolidated financial statements (including the notes and schedules thereto) of the Company and the Subsidiaries are filed with the SEC are, and were during the periods covered by their reports independent public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.
2.13Absence of Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Company SEC Filings, except as otherwise disclosed to the Purchasers, there has not been (a) any Material Adverse Effect, (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, except as disclosed to the Purchasers, (c) any obligation, contingent or otherwise (including off-balance sheet obligations), directly or indirectly incurred by the Company or any Subsidiary (including, without limitation, any losses or interference with their respective businesses from fire, explosion, flood, earthquakes, accident, war, terrorism, epidemic or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree) that is material to the Company and Subsidiaries taken as a whole, (d) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to each of the Company’s or its Subsidiaries’ equity plans that are described in the Company SEC Filings, or (ii) the issuance, if any, of stock upon conversion of securities of the Company or its Subsidiaries as described in the Company SEC Filings) or outstanding indebtedness of the Company or any Subsidiaries, or (e) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
2.14Officer Certificates. Any certificate signed by any officer of the Company or any Subsidiary in such capacity delivered to each Purchaser or to counsel for each Purchaser pursuant to or in connection with this Agreement or the offer, issuance, and sale of the Purchased Interests hereunder shall be deemed a representation and warranty by the Company to each Purchaser as to the matters covered thereby.
2.15Real and Personal Property. Each of the Company and the Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title to all personal property described in the Company SEC Filings, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, equities, adverse claims and other defects, except such as are disclosed in the Company SEC Filings or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Any real property, improvements, buildings, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Company SEC Filings or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, buildings, equipment and personal property by the Company or such Subsidiary.

2.16Contracts. The descriptions in the Company SEC Filings of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Company SEC Filings or filed as exhibits thereto. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Company SEC Filings are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except where the failure of any such agreement to be enforceable in accordance with its terms would not, individually or in the aggregate, have a Material Adverse Effect.
2.17Intellectual Property. The Company owns, possesses, licenses or has other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) described in the in the Company SEC Filings as being owned or licensed by them or which are reasonably necessary for the conduct of the Company’s business as now conducted or as proposed in the Company SEC Filings, except where the failure to own or have the right to use such Intellectual Property would not have a Material Adverse Effect. The Company has not received any notice of infringement, misappropriation or other conflict with (and the Company is not otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property of any other person, except for such infringement, misappropriation or other conflict as, if the subject of an unfavorable decision, would not have a Material Adverse Effect. To the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity or scope of, any such Intellectual Property owned by or exclusively licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, other than any action, suit, proceeding or claim as, if the subject of an unfavorable decision, would not have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others asserting that the Company infringes or otherwise violates any Intellectual Property of others. None of the Company-owned Intellectual Property employed by the Company or its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries or any of their respective officers, directors or employees, other than violations that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries have complied with the terms of each written agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary (other than non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect), and all such agreements are, to the Company’s knowledge, in full force and effect.
2.18IT Systems. Except as disclosed in the Company SEC Filings, (a) to the Company’s knowledge, there has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (b) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
2.19Tax Returns. Except for cases in which failure to be true would not, individually or in the aggregate, have a Material Adverse Effect: (a) each of the Company and the Subsidiaries has filed or caused to be filed on a timely basis all necessary U.S. federal, state and local and foreign income and franchise tax returns required to be filed through the date hereof or has properly requested extensions thereof and has timely paid all taxes shown as due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any such entity except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided and will be maintained; and (b) no tax deficiency has been asserted in writing against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity.
2.20Insurance. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, in the amounts and with such coverage generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect in all material respects.
2.21Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) to the Company’s knowledge, there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. For purposes of this Subsection 2.21, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (i) releases or threatened releases of any Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
2.22Employee Matters.
(a)Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which would have a Material Adverse Effect.
(b)The Company and each of the Subsidiaries and any “employee benefit plan” (as defined under ERISA (as defined below)) established or maintained by the Company, its Subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred or is reasonably likely to occur with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or their respective ERISA Affiliates would have any liability. The Company and each of the Subsidiaries and each of their respective ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 4971, 4975, or 4980B of the Code, including the regulations and published interpretations thereunder. Each “pension plan” for which the Company and each of its Subsidiaries and their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. For the purposes of this paragraph, “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.
(c)None of the Company, any of its Subsidiaries, any officer or director purporting to act on behalf of the Company, or, to the Company’s knowledge, any of the Subsidiaries or any of their respective employees or agents has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.
(d)There are no existing or, to the Company’s knowledge, threatened labor disputes with, or other work stoppages of, the employees of the Company or any of its Subsidiaries, which would have, individually or in the aggregate, a Material Adverse Effect.
2.23Broker Fees. Except pursuant to this Agreement, the Company has not incurred any liability for, and there is no broker, finder or other party that is entitled to receive from the Company, any brokerage or finder’s fees or other fee or commission or similar payment in connection with the offering of the Purchased Interests.
2.24Compliance with Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or is implementing the provisions thereof that are currently in effect.
2.25Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a‑15(e) and 15d-15(e) under the Exchange Act), which (a) comply with the requirements of the Exchange Act, (b) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and (c) are effective in all material respects to perform the functions for which they were established.
2.26Internal Controls. Except as disclosed in the Company SEC Filings, the Company and each of its Subsidiaries maintains a system of internal controls over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (i) any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
2.27Investment Company Act. None of the Company or any of the Subsidiaries is and, after giving effect to the offering and sale of the Purchased Interests or the application of the proceeds therefrom will be, or will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
2.28FCPA. None of the Company or any of the Subsidiaries or any director or officer of the Company or any of its Subsidiaries or, to the Company’s knowledge, agent, employee or affiliate of the Company or any of its Subsidiaries is in violation of or is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the Company’s knowledge, their affiliates have conducted their businesses in compliance in all material respects with the FCPA and will use commercially reasonable efforts to institute and maintain policies and procedures designed to ensure compliance therewith.
2.29Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
2.30Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested in connection with their investigation of the Company and their investment decision regarding the Purchased Interests. No representation or warranty of the Company contained in this Agreement, as qualified by the Company SEC Filings, and no certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which they were made.
3.Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:
3.1Authorization. The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of the Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated herein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults would not prevent the consummation of the transactions contemplated by this Agreement.
3.2No Reliance. Purchaser understands that none of the Company, or its owners, officers, members, directors, managers, employees or affiliates, legal counsel, or advisors represent Purchaser in any way in connection with the purchase of the Purchased Interests and the entering into any of the Transaction Agreements. Purchaser also understands that legal counsel to the Company and its affiliates does not represent, and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing, Purchaser. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the purchase of the Purchased Interests, the Purchaser is not relying on the Company (or any agent or representative thereof). The Purchaser has carefully considered and, to the extent it believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the purchase of the

Purchased Interests. The Purchaser acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Purchaser in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.
3.3Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms that the Purchased Interests to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to any of the Purchased Interests. The Purchaser has not been formed for the specific purpose of acquiring the Purchased Interests.
3.4Disclosure of Information; Risk of Loss. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Purchased Interests with the Company’s management and has had access to the Company SEC Filings and to certain financial and other information to inform its decision to purchase the Purchased Interests. The Purchaser understands that its purchase of the Purchased Interests involves a high degree of risk. The Purchaser is a sophisticated investor capable of bearing the risk of loss associated with the investment in the Purchased Interests. The Purchaser has been furnished with all materials and information requested by either Purchaser or others representing Purchaser, including any information requested to verify any information furnished to Purchaser. The Purchaser has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Purchased Interests and has, independently and without reliance upon the Company, made its own analysis and decision to purchase the Purchased Interests. The Purchaser acknowledges and agrees that the Company shall have no obligation to disclose to it any additional information, and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it has or may have against the Company and its affiliates, officers, partners, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of information or the purchase of the Purchased Interests hereunder.
3.5Restricted Securities. The Purchaser understands that each of the Purchased Interests, Series C Preferred Stock, the Conversion Shares and Warrant Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that each of the Purchased Interests, Series C Preferred Stock, the Conversion Shares and Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold such securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Purchased Interests, Series C Preferred Stock, the Conversion Shares or Warrant Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the security, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
3.6Legends. The Purchaser understands that the Warrant and any securities issued in respect of or exercise, conversion or redemption of the Purchased Interests (including the Series C Preferred Stock, the Conversion Shares and Warrant Shares), may be notated with one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”
(a)Any legend set forth in, or required by, the other Transaction Agreements.
(b)Any legend required by the securities laws of any state to the extent such laws are applicable to the Purchased Interests, Series C Preferred Stock, the Conversion Shares and Warrant Shares represented by the certificate, instrument, or book entry so legended.
3.7Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is able to bear the risk of its investment in the Purchased Interests. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Interests.
3.8No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Purchased Interests.
3.9Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Interests or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Purchased Interests, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Purchased Interests. The Purchaser’s subscription and payment for and continued beneficial ownership of the Purchased Interests will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.
3.10Risk Factors. The Purchaser understands that its investment in the Purchased Interests being purchased by the Purchaser from the Company involves a high degree of risk. The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Interests being purchased by the Purchaser from the Company. The Purchaser warrants that such Purchaser is able to bear the complete loss of such Purchaser’s investment in the Purchased Interests being purchased by the Purchaser from the Company. The Purchaser represents and warrants that it has read and understands the risk factors relating to the Company set forth in the Company SEC Filings under the respective “Risk Factors” heading.
3.11Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company.
3.12Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page hereto.
3.13Not an Electric Utility Company or Holding Company. The Purchaser, individually or on a coordinated basis with other Purchasers, does not, directly or indirectly, own, operate or control, and is not Affiliated with, an Electric Utility Company or a Holding Company. The Purchaser does not, directly or indirectly, own, operate or control and is not Affiliated with, a person or entity making sales of electric energy for resale. Capitalized terms used, but not otherwise defined, in this Subsection 3.13 have the meanings ascribed to them in the Public Utility Holding Company Act of 2005, 42 U.S.C. section 15801 (Definitions).
4.Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase the Purchased Interests at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions:
4.1Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of Closing.
4.2Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before Closing.
4.3Compliance Certificate. The President or Chief Financial Officer of the Company shall deliver to the Purchasers at Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.
4.4Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Interests pursuant to this Agreement shall be obtained and effective as of Closing.
4.5Warrant Agreement. The Company and each Purchaser shall have executed and delivered the Warrant Agreement.
4.6Note. The Company and each Purchaser shall have executed and delivered the Note.
4.7Secretary’s Certificate. The Secretary of the Company shall have delivered to each Purchaser at the Closing a certificate certifying (a) the Certificate of Incorporation of the Company, (b) the Amended and Restated Bylaws of the Company, and (c) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.
4.8Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.
5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Purchased Interests to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
5.1Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.
5.3Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Interests pursuant to this Agreement shall be obtained and effective as of the Closing.
5.4Warrant Agreement. The Company and each Purchaser shall have executed and delivered the Warrant Agreement.
5.5Note. The Company and each Purchaser shall have executed and delivered the Note.
6.Covenants.
6.1Certificate of Designation. Following the Closing and prior to the Conversion Date (as defined in the Note), the Company and the Purchasers shall negotiate in good faith the form of the Certificate of Designation to govern the Series C Preferred Stock. The Series C Preferred Stock shall include the terms set forth on Exhibit C hereto unless otherwise waived in writing by the Company and all Purchasers.
6.2Stockholder Approval. Notwithstanding anything herein to the contrary, the Company shall not effect the exercise of any portion of the Warrant, issue any Preferred Conversion Shares, issue any Common Conversion Shares, or issue any Note Conversion Shares (collectively, a “Common Stock Conversion Event”) and each Purchaser shall not have the right to effect a Common Stock Conversion Event, and any such exercise, conversion, or issuance, as applicable, shall be null and void and treated as if never made, to the extent that:
(a)after giving effect to such exercise, conversion, or issuance, the number of Class A Common Stock then beneficially owned by such Purchaser and its Affiliates and any other Persons or entities whose beneficial ownership of Class A Common Stock, for purposes of Section 13(d) of the Exchange Act, would be aggregated with such Purchaser’s (including any shares held by any “group” of which such Purchaser is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.99% of the total number of Class A Common Stock issued and outstanding, except that Holder may increase such threshold upon 61 days’ notice to the Company; or
(b)such issuance, when aggregated with any other common stock held by such Purchaser and its Affiliates or to be issued pursuant to any arrangement (including issuances of Conversion Shares as contemplated by the transactions under this Agreement) or otherwise beneficially owned by Purchasers and its Affiliates and any other Persons or entities whose beneficial ownership of common stock would be aggregated with such Purchaser’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which such Purchaser is a member) would result in a “change of control” of the Company within the meaning of Nasdaq Listing Rule 5635(b) or otherwise require shareholder approval under Nasdaq Listing Rule 5635(d); except that such limitation in this subsection (b) shall not apply in the event that the Company obtains all necessary shareholder approvals for such exchange in accordance with the Nasdaq Listing Rules. The Company shall use its commercially reasonable efforts to obtain such necessary shareholder approval as soon as commercially practicable.
(c)For purposes of this Subsection 6.2, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Purchaser shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. To the extent any provisions of the Note, Warrant Agreement or the Certificate of Designation conflict with this Subsection 6.2, this Subsection 6.2 shall govern.

6.3Registration Rights. If the Warrant Shares issuable upon conversion of the Warrants (the “Newly Issued Shares”) are not tradeable on the next business day immediately following the date 6 months after the issuance date of the Warrant pursuant to Rule 144 promulgated under the Securities Act, the Company shall provide for the registration of the transfer of the Newly Issued Shares on a registration statement under the Securities Act permitting the resale by the Purchasers of the Newly Issued Shares, on the terms and conditions set forth therein in the form mutually agreed by the Company and the Purchasers.
7.Miscellaneous.
7.1Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of such Purchaser or the Company. Further, the obligations set forth in Section 6 hereof shall survive any termination of this Agreement and the sale and delivery of the Purchased Interests for such period of time as set forth therein.
7.2Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Except as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
7.3Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
7.4Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
7.5Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.6Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.6. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the parties. If notice is given to the Company, a copy, which shall not constitute notice, shall also be sent to Vinson & Elkins LLP, 901 East Byrd Street, Suite 1500, Richmond, VA 23219, Attention: Daniel LeBey.
7.7No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.

7.8Fees and Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with the entry into this Agreement and the Transaction Agreements, except that the Company shall pay for the reasonable legal fees incurred by Adage.
7.9Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
7.10Amendments and Waivers. Except as set forth in Subsection 1.2(a) of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Purchased Interests (except that the rights of any one Purchaser cannot be materially and disproportionately adversely affected without the consent of such Purchaser). Any amendment or waiver effected in accordance with this Subsection 7.10 shall be binding upon the Purchasers and each transferee of the Purchased Interests (or the Conversion Shares), each future holder of all such securities, and the Company.
7.11Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
7.12Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
7.13Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
7.14Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York State or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
7.15WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SUBSECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE

PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:
STRONGHOLD DIGITAL MINING, INC.

By: /s/ Matthew J. Smith
Name: Matthew J. Smith
Title: Chief Financial Officer

Address:

Telephone:

Email:

PURCHASER:
ADAGE CAPITAL PARTNERS, LP

By: Adage Capital Partners, GP, LLC, its General Partner
By: Adage Capital Advisors, LLC, its Managing Member

By: /s/ Dan Lehan
Name: Dan Lehan
Title: Chief Operating Officer

Purchase Price:

Address:

Telephone:

Email:

PURCHASER:
PARALLAXES CAPITAL OPPORTUNITY FUND IV, L.P.

By: /s/ Andrew Lee
Name: Andrew Lee
Title: Chief Investment Officer

Purchase Price:

Address:

Telephone:

Email:

PURCHASER:
CONTINENTAL GENERAL INSURANCE COMPANY

By: /s/ Michael Gorzynski
Name: Michael Gorzynski
Title: Executive Chairman

Purchase Price:

Address:

Telephone:

Email:

EXHIBIT A

Form of Note

Exhibit A-1

EXHIBIT B

Form of Warrant Agreement

Exhibit B-1

EXHIBIT C

Terms of Series C Preferred Stock

Exhibit C-1